Exhibit 10.2

THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of the 10th day of May, 2021 (this “Amendment”), by and among BSV COLONIAL OWNER LLC, BSV LAMONTICELLO OWNER LLC AND BSV WEST BROAD COMMONS LLC, each a Virginia limited liability company, BSV CRESTVIEW SQUARE LLC AND BSV CORAL HILLS LLC, each a Maryland limited liability company, and BSV DEKALB LLC, a Pennsylvania limited liability company (individually and collectively, as the context may require, together with their permitted successors and assigns, “Borrower”), and BIG REAL ESTATE FINANCE I, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”; and together with Borrower, the “Parties”).

W I T N E S S E T H

WHEREAS, on December 27, 2019, Lender made a loan to Borrower, secured by the Property, in the maximum principal amount of Sixty-Six Million Eight Hundred Fifty Thousand and No/100 Dollars ($66,850,000.00) pursuant to that certain Loan Agreement dated December 27, 2019, by and among Lender and Borrower, which Loan Agreement was amended by that certain Amendment to Loan Agreement (the “First Amendment”) dated as of June 16, 2020 (as so amended, the “Loan Agreement”); and

WHEREAS, Borrower and Lender desire and intend by this Amendment, to amend and modify the Loan Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

1.(a)The Parties acknowledge that an Anchor Tenant Trigger Event has occurred by reason of a default by Pena Holding Group LLC under its lease (described below) at the property located at 4801 Marlboro Pike, Capital Heights, Maryland, owned by BSV Coral Hills LLC.  Pursuant to that certain Assignment and Assumption of Lease Agreement dated as of January 21, 2020 by and between Shoppers Food Warehouse Corp., as assignor, and Pena Holding Group LLC, as assignee, Pena Holding Group LLC is the assignee of that certain Lease dated December 1, 1986 by and between BSV Coral Hills LLC, as successor in interest, as landlord, and Shoppers Food Warehouse Corp., as successor in interest, as tenant, which Lease is an Anchor Tenant Lease under the Loan Agreement. Accordingly, the parties hereto acknowledge and agree that Pena Holding Group LLC is an Anchor Tenant under the Loan Agreement.

(b)By reason of the Anchor Tenant Trigger Event described in clause (a) above, Borrower is obligated, pursuant to Section 3.5.3 of the Loan Agreement, to deposit Excess Cash into the Anchor Tenant Rollover Reserve Account until such time that Excess Cash equal to the applicable Anchor Tenant Rollover Reserve Cap (namely, $1,140,000.00) has been deposited into the Anchor Tenant Rollover Reserve Account. In lieu of sweeping Excess Cash into the Anchor Tenant Rollover Reserve Account pursuant to Section 3.5.3 of the Loan Agreement, Borrower has elected to deposit the sum of $1,140,000.00 (the “Compare Foods Deposit”) into the Anchor Tenant Rollover Reserve Account for the purpose of funding the Anchor Tenant Rollover Reserve Account in the amount of the Anchor Tenant Rollover Reserve Cap relative to the Anchor Tenant Lease described in clause (a) above.  The funds deposited into the Anchor

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Tenant Rollover Reserve Account pursuant to this clause (b) shall be governed by the terms and conditions of the Loan Agreement accordingly; provided, however, notwithstanding the terms and conditions of the Loan Agreement (including, without limitation, Section 3.5.3 thereof) to the contrary, upon an Anchor Tenant Trigger Cure Event with respect to the Anchor Tenant Trigger Event described in clause (a) above, the Compare Foods Deposit or such portion thereof remaining on deposit in the Anchor Tenant Rollover Reserve Account shall be applied to the outstanding balance of the “$2,428,000 Contribution” (as hereinafter defined).  Borrower hereby acknowledges and agrees that, notwithstanding the terms and conditions of Section 3.5.3 of the Loan Agreement, such remaining balance of the Compare Foods Deposit will be applied to the $2,428,000 Contribution, as required hereby, rather than disbursed to Borrower pursuant to the terms of Section 3.5.3 of the Loan Agreement. Any such payment shall be applied first to the capital (principal) balance of the $2,428,000 Contribution, and thereafter to the Class A Return on the $2,428,000 Contribution.  The “$2,428,000 Contribution” shall mean that certain capital contribution made by BIG BSP Investments, LLC to BIG First Op LLC, the sole member of Borrower, on or about June 16, 2020, in the amount of $2,428,000.00, pursuant to that certain side letter agreement by and between BIG BSP Investments, LLC and Broad Street Operating Partnership, L.P. dated June 16, 2020.

2.The Parties and Guarantor hereby represent and warrant to each other that the Loan Documents constitute valid and legally binding obligations of the Parties and Guarantor and are enforceable as set forth therein in accordance with their terms.  There are no modifications, verbal or written, to the Loan Documents other than those, if any, described herein.  Borrower and Guarantor, by their execution of this Amendment, waive and release all defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever which have accrued as of the date hereof against Lender, and each of Lender’s predecessors in interest, and each and all of their respective past and present partners, members, officers, directors, certificate holders, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing (collectively, "Lender Parties") with respect to (i) the Loan, (ii) the Loan Documents, (iii) the Debt, or (iv) the Property.

3.In consideration of Lender’s agreement to the terms of this Amendment, Borrower and Guarantor, on behalf of themselves and their partners and members and each of their respective heirs, successors and assigns, remise, release, acquit, satisfy and forever discharge all of the Lender Parties, from any and all manner of liabilities, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Amendment, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Property, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of the Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above.  Borrower and Guarantor, on behalf of themselves and their partners and members and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

4.Borrower hereby agrees to reimburse Lender for its legal fees with respect to this Amendment.

5.Other than as specifically set forth herein, the Loan Agreement remains unmodified and is hereby ratified and remains in full force and effect.

6.This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

7.Capitalized terms and Section references used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

BIG REAL ESTATE FINANCE I, LLC,
a Delaware limited liability company

By:__/s/ Richard Cadigan______________
Name:Richard Cadigan
Title:   Authorized Signatory

BORROWER:

BSV COLONIAL OWNER LLC,
BSV LAMONTICELLO OWNER LLC,
BSV WEST BROAD COMMONS LLC,
each a Virginia limited liability company

BSV CRESTVIEW SQUARE LLC,
BSV CORAL HILLS LLC,

each a Maryland limited liability company

BSV DEKALB LLC,
a Pennsylvania limited liability company

By: _/s/ Michael Z. Jacoby_____________

Name: Michael Z. Jacoby

Title: Chief Executive Officer

Acknowledged and Agreed to by Guarantor:

_/s/ Michael Z. Jacoby________
Michael Z. Jacoby, individually

_/s/ Thomas M. Yockey_______
Thomas M. Yockey, individually

BROAD STREET REALTY, INC., a Delaware corporation

By: __/s/ Michael Z. Jacoby_______________________

Michael Z. Jacoby, Chief Executive Officer